Exhibit 1.2

Execution Version

ACE INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

ACE LIMITED

TERMS AGREEMENT

May 21, 2014

To:	ACE INA HOLDINGS INC.

436 Walnut Street, WB12B

Philadelphia, PA 19106

ACE LIMITED

Bärengasse 32,

Zurich, Switzerland CH-8001

Ladies and Gentlemen:

We understand that ACE INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell $700,000,000 aggregate principal amount of its senior debt securities due 2024 (the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by ACE Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

Underwriter	Percentage	Principal Amount of Underwritten Securities
Goldman, Sachs & Co.	20%	$140,000,000
J.P. Morgan Securities LLC	20%	$140,000,000
ANZ Securities, Inc.	10%	$70,000,000
Mitsubishi UFJ Securities (USA), Inc.	10%	$70,000,000
Citigroup Global Markets Inc.	5%	$35,000,000
Deutsche Bank Securities Inc.	5%	$35,000,000
Wells Fargo Securities, LLC	5%	$35,000,000
Barclays Capital Inc.	3%	$21,000,000
HSBC Securities (USA) Inc.	3%	$21,000,000
ING Financial Markets LLC	3%	$21,000,000
Lloyds Securities Inc.	3%	$21,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3%	$21,000,000
RBS Securities Inc.	3%	$21,000,000
BNY Mellon Capital Markets, LLC	1.75%	$12,250,000
Morgan Stanley & Co. LLC	1.75%	$12,250,000
RBC Capital Markets, LLC	1.75%	$12,250,000
Standard Chartered Bank	1.75%	$12,250,000

Total:	100%	$700,000,000

The Underwritten Securities shall have the following terms:

Title:	3.35% Senior Notes due 2024
Rank:	Senior Debt
Aggregate principal amount:	$700,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula	3.35% per annum
Interest payment dates:	Each May 15 and November 15, commencing on November 15, 2014
Regular record dates:	Each May 1 and November 1
Stated maturity date:	May 15, 2024
Redemption provisions:	As disclosed in the Company’s Prospectus Supplement dated May 21, 2014 to Prospectus dated December 14, 2011, Make-Whole Call (Optional Redemption) T+15bps
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.850% of the principal amount, plus accrued interest, if any, from May 27, 2014

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Purchase price:	99.200% of the principal amount, plus accrued interest, if any, from May 27, 2014
Form:	Global certificates representing the Underwritten Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	2:14 P.M. New York City time
Other terms and conditions:	The Underwritten Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time, the “Senior Indenture”). For purposes of the Underwritten Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
Settlement date:	T+3 (May 27, 2014)
Closing date and location:	May 27, 2014; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019

Notices: Notice to the Underwriters shall be directed to the Representatives c/o:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Fax: (212) 902-9316

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Telephone: (212) 834-4533

Attention: Investment Grade Syndicate Desk – 3rd floor

All of the provisions contained in the document attached as Annex I hereto entitled “ACE INA HOLDINGS INC. (a Delaware corporation) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by ACE LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any

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action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints ACE Group Holdings, Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please accept this offer no later than 2:14 P.M. (New York City time) on May 21, 2014 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

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Very truly yours,

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

Acting on behalf of themselves and as Representatives of the other named Underwriters.

Accepted:

ACE INA HOLDINGS INC.

By:	/s/ Kenneth Koreyva
Name: Kenneth Koreyva
Title: Chief Financial Officer

ACE LIMITED

By:	/s/ Philip V. Bancroft
Name: Philip V. Bancroft
Title: Chief Financial Officer

Signature Page to Terms Agreement

Schedule I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated May 21, 2014 (attached hereto as Schedule II)

Schedule II

ACE INA HOLDINGS INC.

FINAL TERM SHEET

Supplementing the Preliminary Prospectus Supplement dated May 21, 2014 (To Prospectus dated December 14, 2011)	Filed Pursuant to Rule 433 Registration No. 333-178505 May 21, 2014

ACE INA Holdings Inc.

$700,000,000 3.35% Senior Notes due 2024

Fully and Unconditionally Guaranteed by

ACE Limited

Pricing Term Sheet

May 21, 2014

Issuer:	ACE INA Holdings Inc.
Guarantor:	ACE Limited
Security Type:	Senior Unsecured Notes
Pricing Date:	May 21, 2014
Settlement Date:	May 27, 2014 (T+3)
Maturity Date:	May 15, 2024
Principal Amount:	$700,000,000
Public Offering Price:	99.850%
Coupon (Interest Rate):	3.35% per year
Interest Payment Dates:	May 15 and November 15, commencing November 15, 2014
Benchmark Treasury:	UST 2.500% due May 15, 2024
Benchmark Treasury Price / Yield:	99-18+ / 2.548%
Spread to Benchmark Treasury:	+82 bps
Yield to Maturity:	3.368%
Make-Whole Call (Optional Redemption):	T + 15 bps
CUSIP / ISIN:	00440EAR8 / US00440EAR80
Joint Book-Running Managers:	Goldman, Sachs & Co. J.P. Morgan Securities LLC ANZ Securities, Inc. Mitsubishi UFJ Securities (USA), Inc.
Senior Co-Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Wells Fargo Securities, LLC
Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. ING Financial Markets LLC Lloyds Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated RBS Securities Inc.
Junior Co-Managers:	BNY Mellon Capital Markets, LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC Standard Chartered Bank

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

Annex I

UNDERWRITING AGREEMENT

[Filed as Exhibit 1.1 to Form 8-K and not included herein]